Exhibit 99.8
CONSENT OF PROSPECTIVE DIRECTOR
     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Cambium-Voyager Holdings, Inc. (the “Company”) in the Company’s Registration Statement on Form S-4 (File No. 333-161075), and any subsequent amendments (including any post-effective amendments) thereto (as amended, the “Registration Statement”), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Ronald Klausner

Ronald Klausner
Dated: October 1, 2009